UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 20, 2006
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On March 20, 2006, the Compensation Committee of the Board of Directors of Oceaneering International, Inc. (the “Committee”) took the following actions with respect to the compensation of Oceaneering’s chief executive officer and each other named executive officer listed in the Summary Compensation Table in Oceaneering’s proxy statement for its 2005 annual meeting of stockholders (the “Named Executive Officers”):
1.	Approval of Cash Bonuses for 2005
     The Committee approved bonuses under Oceaneering’s 2002 Incentive Plan (the “Plan”) and bonuses payable outside the Plan.
     The Committee previously established performance goals for calendar year 2005 with respect to achievement of net income by Oceaneering in calendar year 2005 under the Plan (the “2005 Cash Bonus Award Program”). The Committee considered the attainment of such performance goals to be in excess of the net income amount that results in the Named Executive Officers achieving the maximum amount payable under Program.
     In addition, the Committee approved additional merit bonuses to the Named Executive Officers based on Oceaneering’s performance and the outstanding contributions to Oceaneering’s performance by these officers. The merit bonuses are to be paid in cash as soon as possible and are not required under any plan, arrangement, or agreement.
     The Committee authorized the payment of maximum cash bonuses under the 2005 Cash Bonus Award Program and merit cash bonuses to the Named Executive Officers in the following amounts:

	2005 Cash Bonus
	Award Program	Additional Merit
Named Executive Officer	Amount	Bonus Amount	Total
John R. Huff Chairman of the Board and Chief Executive Officer	$875,000	$125,000	$1,000,000

T. Jay Collins President and Chief Operating Officer	$412,500	$62,500	$475,000

M. Kevin McEvoy Senior Vice President	$260,000	$55,000	$315,000

Marvin J. Migura Senior Vice President and Chief Financial Officer	$255,000	$35,000	$290,000

George R. Haubenreich, Jr. Senior Vice President, General Counsel and Secretary	$250,000	$40,000	$290,000

2.	Approval of 2006 Annual Cash Bonus Award Program
     The Committee approved a performance-based 2006 Cash Bonus Award Program under Oceaneering’s 2005 Incentive Plan with any payments to be made no later than March 15, 2007. Bonuses under the Program will be determined by the level of achievement of net income for calendar year 2006 compared to the planned amount recommended by Oceaneering’s management and approved by the Committee. Under this Program, the possible range of bonuses for Named Executive Officers as a percentage of the officer’s base salary for 2006 is as follows:

		Maximum Bonus
		as a Percentage
	2006 Base Salary	of Base Salary
John R. Huff	$800,000	125%
T. Jay Collins	$375,000	125%
M. Kevin McEvoy	$290,000	100%
Marvin J. Migura	$280,000	100%
George R. Haubenreich, Jr.	$275,000	100%
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: March 20, 2006

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